Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-169307, 333-174578, 333-174578, 333-181690 and 333-185179), on Form S-8 (Nos. 333-140088, 333-167082 and 333-178573) and on Form S-4 (Nos. 333-192184) of Regency Energy Partners LP of our reports dated February 21, 2014 and February 19, 2013 relating to the financial statements of Midcontinent Express Pipeline LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 27, 2014